
                                                                                      EXHIBIT 11

                                                  FIFTH THIRD BANCORP
                                    COMPUTATION OF CONSOLIDATED NET INCOME PER SHARE
                                             ($000's except per share data)
                                                                               For the Three Months
                                                                                  Ended March 31,
                                                                                  1994      1993
                                                                                 ------    ------
Net Income                                                                     $  54,796    44,637
                                                                                ========  ========
Net income per common share - assuming no dilution:
   Weighted average number of shares outstanding                                  61,485    59,858
                                                                                ========  ========
   Per share (net income divided by the weighted average
     number of shares outstanding)                                             $    0.89      0.75
                                                                                ========  ========
Net income per common and common equivalent share:
   Net income                                                                  $  54,796    44,637
   Add - Interest on 4 1/4% convertible subordinated notes
     due 1998, net of applicable income taxes                                      1,083     1,109
                                                                                --------  --------
   Adjusted net income                                                         $  55,879    45,746
                                                                                ========  ========
   Adjusted weighted average number of shares outstanding -
     after giving effect to the conversion of stock options
     and convertible subordinated notes                                           63,958    62,514
                                                                                ========  ========
   Per share (adjusted net income divided by the adjusted
     weighted average number of shares outstanding)                            $    0.87      0.73
                                                                                ========  ========
Net income per common share - assuming full dilution:
   Adjusted net income                                                         $  55,879    45,746
                                                                                ========  ========
   Adjusted weighted average number of shares outstanding -
     after giving effect to the conversion of stock options
     and convertible subordinated notes                                           63,958    62,545
                                                                                ========  ========
   Per share (adjusted net income divided by the adjusted
     weighted average number of shares outstanding)                            $    0.87      0.73
                                                                                ========  ========